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                                                                    Exhibit 23.5


Consent of Southard Financial

           We hereby consent to the references to our firm under the heading "The Merger-Opinion of SCB's Financial Advisor" in the Registration Statement of Form S-4 of Trustmark Corporation filed in connection with the proposed merger of Smith County Bank into Trustmark National Bank.

                                                   SOUTHARD FINANCIAL


                                           By:     Southard Financial


Memphis, Tennessee
October ________, 1997